Pulse Biosciences Reports Fourth Quarter & Full Year 2021 Financial Results

HAYWARD, Calif. [Business Wire] – March 31, 2022 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company commercializing the CellFX® System powered by Nano-Pulse Stimulation™ (NPS™) technology, today announced financial results for the fourth quarter and full year of 2021.

Company Updates

•	Implemented changes to commercial leadership, salesforce and strategy, to focus on increasing commercial clinic utilization and over near-term reducing emphasis on new system sales.
•

Appointed two medical technology industry veterans to commercial leadership positions; Kevin Danahy to the newly created role of Chief Commercial Officer and Joe Talarico as Vice-President of North American Sales.

•

Initiated operating expense reduction programs, including workforce reductions, expected to lower costs by approximately 20% from the current run rate, resulting in expected 2022 operating expenses in line with 2021.

•	Achieved fourth quarter 2021 revenue of $844 thousand and full year 2021 revenue of $1.4 million.
•	Completed the first three commercial sales of CellFX Systems, two in the fourth quarter of 2021 and one in the first quarter of 2022.
•

Transitioned 17 Controlled Launch Program participants to commercial use in the fourth quarter and expect an additional 10 participants to transition in the first quarter, resulting in 39 total commercial conversions at the end of the first quarter.

•	20 clinics remain in the Controlled Launch program after a total of 11 clinics have opted out at the end of Q1.
•	FDA meeting expected in Q2 2022 to discuss Additional Information letter regarding the sebaceous hyperplasia 510(k).

“2021 included a number of milestones for Pulse Biosciences, including regulatory approvals in the U.S., Europe, Canada and Australia, onboarding 70 Controlled Launch Program participants, the transition of 29 clinics to commercial use, and sales of our first two commercial CellFX Systems,” said Darrin Uecker, President and CEO of Pulse Biosciences. “In 2022, our focus is on increasing utilization at commercial clinics to develop CellFX reference centers for the benign lesion market under new commercial leadership. At the same time, we will remain focused on expanding the CellFX System’s indications for use in dermatology and beyond.”

Fourth Quarter 2021 Results

Revenue for the three months ended December 31, 2021 was $844 thousand. System revenue for the three months ended December 31, 2021 was $699 thousand, with approximately $600 thousand recognized on a non-cash basis resulting from the Controlled Launch Participants opting to acquire CellFX Systems. Cycle units revenue for the three months ended December 31, 2021 was $145 thousand resulting from the purchase of cycle units to be used with commercial systems.

Total GAAP gross loss* for the three months ended December 31, 2021 was ($0.4) million. Excluding non-cash expenses for stock-based compensation and depreciation and amortization, non-GAAP gross loss for the three months ended December 31, 2021 was ($0.3) million. Following the transition to commercial operations in the third quarter of 2021, all uncapitalized manufacturing operations costs are now recorded in cost of revenue. Prior to commercialization, these costs were recorded in research and development expenses.

Total GAAP operating expenses representing research and development, sales and marketing and general and administrative expenses for the three months ended December 31, 2021 were $15.0 million, compared to $13.8 million for the prior year period. Non-GAAP operating expenses for the three months ended December 31, 2021 were $11.2 million, compared to $11.1 million for the same period in the prior year. The year-over-year increase in operating expenses was primarily driven by the expansion of commercial and operational infrastructure, including increased headcount, to support commercialization activities offset by uncapitalized manufacturing operations costs now recorded in cost of revenue.

GAAP net loss for the three months ended December 31, 2021 was ($15.4) million compared to ($13.8) million for the three months ended December 31, 2020. Non-GAAP net loss for the three months ended December 31, 2021, was ($11.5) million compared to ($11.1) million for the three months ended December 31, 2020.

Full Year 2021 Results

Revenue for the full year of 2021 was $1.4 million. System revenue for the full year of 2021 was $1.2 million including $1.1 million recognized on a non-cash basis resulting from the Controlled Launch Participants opting to acquire CellFX Systems. Cycle units revenue for the full year of 2021 was $229 thousand resulting from the purchase of cycle units to be used with commercial systems.

Total GAAP gross loss* for the full year of 2021 was ($0.6) million. Excluding non-cash expenses for stock-based compensation and depreciation and amortization, non-GAAP gross loss for the full year of 2021 was ($0.4) million. Following the transition to commercial operations in the third quarter of 2021, all uncapitalized manufacturing operations costs are now recorded in cost of revenue. Prior to commercialization, these costs were recorded in research and development expenses.

Total GAAP operating expenses representing research and development, sales and marketing and general and administrative expenses for the full year of 2021 were $62.5 million, compared to $50.0 million for 2020. Non-GAAP operating expenses for the full year of 2021 were $46.9 million, compared to $38.8 million for the same period in 2020. The year-over-year increase in operating expenses was driven by the expansion of commercial and operational infrastructure, including increased headcount, to support commercialization activities and investments to expand use of the CellFX System outside dermatology.

GAAP net loss for the full year of 2021 was ($63.7) million compared to ($49.9) million for 2020. Non-GAAP net loss for the full year of 2021, was ($47.9) million compared to ($38.7) million for 2020.

Cash, cash equivalents and investments totaled $28.6 million as of December 31, 2021 compared to $20.5 million as of December 31, 2020 and $42.0 million as of September 30, 2021. Cash used in the fourth quarter of 2021 totaled $13.4 million compared to $9.2 million used in the same period in the prior year and $13.8 million used in the third quarter of 2021. Excluding net proceeds from equity offerings, cash used in the full year of 2021 totaled $52.9 compared to $34.9 million used in 2020.

* Gross loss is calculated as total revenues less cost of revenues.

Reconciliations of GAAP to non-GAAP operating expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, March 31, 2022, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP operating expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of performance and time-based options. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding the Company’s Controlled Launch program and the Company’s other activities to develop and commercialize NPS technology to drive growth, such as statements about the timing and prospects for converting KOLs participating in the Controlled Launch into commercial customers, statements concerning customer adoption and future use of the CellFX System, statements about market opportunities in aesthetic dermatology and in other areas of medicine, statements about potential future regulatory clearances and about expanding the CellFX System’s indications for use in dermatology, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve patient outcomes, statements relating to the Company’s current and planned future clinical studies and its ability to execute these studies successfully, statements about the Company’s pipeline of product candidates and ability to pursue applications for NPS technology outside of dermatology, statements relating to the impact of COVID-19, statements concerning the impact on Company operating expenses caused by the corporate restructuring announced today, and other future events; our restructuring activities, including workforce and expense reductions, for example, may be unexpectedly disruptive to our operations and reputation, unexpectedly costly, and could result in unforeseen material delays in our new product development programs and commercialization efforts. These forward-looking statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com

PULSE BIOSCIENCES, INC.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$28,614	$12,463
Investments	—	8,012
Accounts Receivable	61	—
Inventory	5,824	—
Prepaid expenses and other current assets	2,131	1,864
Total current assets	36,630	22,339

Property and equipment, net	2,462	2,478
Intangible assets, net	3,216	3,882
Goodwill	2,791	2,791
Right-of-use assets	8,785	9,438
Other assets	365	365
Total assets	$54,249	$41,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,904	$1,717
Accrued expenses	4,389	5,326
Deferred revenue	16	—
Lease liability, current	774	542
Note payable, current	436	—
Total current liabilities	8,519	7,585

Lease liability, less current	10,040	10,814
Total liabilities	18,559	18,399

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value: authorized – 500,000 shares; issued and outstanding – 29,716 shares and 25,550 shares at December 31, 2021 and December 31, 2020, respectively	29	25
Additional paid-in capital	271,861	195,410
Accumulated other comprehensive income (loss)	—	(1)
Accumulated deficit	(236,200)	(172,540)
Total stockholders’ equity	35,690	22,894
Total liabilities and stockholders’ equity	$54,249	$41,293

PULSE BIOSCIENCES, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)
(Unaudited)

	Three-Month Periods Ended		Twelve-Month Periods Ended
	December 31,		December 31,
	2021	2020*	2021	2020*
Revenues:
Product revenues	$844	$—	$1,418	$—
Total revenues	844	—	1,418	—
Cost and expenses:
Cost of revenues	1,241	—	1,968	—
Research and development	5,658	7,425	28,640	26,444
Sales and marketing	4,054	2,330	14,751	7,256
General and administrative	5,301	4,001	19,073	16,265
Total cost and expenses	16,254	13,756	64,432	49,965
Loss from operations	(15,410)	(13,756)	(63,014)	(49,965)
Other income (expense):
Interest income (expense), net	(6)	6	(646)	114
Total other income (expense)	(6)	6	(646)	114
Net loss	(15,416)	(13,750)	(63,660)	(49,851)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	—	(2)	1	(5)
Comprehensive loss	$(15,416)	$(13,752)	$(63,659)	$(49,856)
Net loss per share:
Basic and diluted net loss per share	$(0.52)	$(0.54)	$(2.28)	$(2.14)
Weighted average shares used to compute net loss per common share — basic and diluted	29,637	25,360	27,964	23,248

	Three-Month Periods Ended		Twelve-Month Periods Ended
	December 31,		December 31,
Stock Based Compensation Expense:	2021	2020*	2021	2020*
Cost of revenues	$92	$—	$129	$—
Research and development	625	1,056	5,211	4,013
Sales and marketing	423	285	2,749	1,187
General and administrative	2,471	1,048	6,512	4,875
Total stock-based compensation expense	$3,611	$2,389	$14,601	$10,075

*Certain 2020 amounts have been reclassified to conform to the current period presentation. Sales and marketing expenses have been reclassified out of general and administrative and presented as a separate line item. Amortization of intangible assets are reclassified to general and administrative expenses.

PULSE BIOSCIENCES, INC.
Consolidated Revenue Financial Highlights
(In thousands)
(Unaudited)

	Three-Month Periods Ended				Twelve-Month Periods Ended
	December 31,				December 31,
	2021		2020		2021		2020
Revenue by category:
Systems	$699	83%	$—	-	$1,189	84%	$—	-
Cycle units	145	17%	—	-	229	16%	—	-
Total revenue	$844	100%	$—	-	$1,418	100%	$—	-

Revenue by geography:
North America	$777	92%	$—	-	$1,182	83%	$—	-
Rest of World	67	8%	—	-	236	17%	—	-
Total revenue	$844	100%	$—	-	$1,418	100%	$—	-

Reconciliation of GAAP to Non-GAAP Financial Measures
The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:
(In thousands)
(Unaudited)

	Three-Month Periods Ended		Twelve-Month Periods Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Cost of revenues:
GAAP Cost of revenues	$1,241	$—	$1,968	$—
Less: Stock-based compensation expense	(92)	—	(129)	—
Less: Depreciation and amortization	(3)	—	(6)	—
Non-GAAP Cost of revenues	$1,146	$—	$1,833	$—

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$5,658	$7,425	$28,640	$26,444
Less: Stock-based compensation expense	(625)	(1,056)	(5,211)	(4,013)
Less: Depreciation and amortization	(45)	(39)	(168)	(162)
Non-GAAP Research and development	$4,988	$6,330	$23,261	$22,269

Reconciliation of GAAP to non-GAAP Sales and marketing:
GAAP Sales and marketing	$4,054	$2,330	$14,751	$7,256
Less: Stock-based compensation expense	(423)	(285)	(2,749)	(1,187)
Less: Depreciation and amortization	(5)	—	(5)	—
Non-GAAP Sales and marketing	$3,626	$2,045	$11,997	$6,069

Reconciliation of GAAP to non-GAAP General and administrative:
GAAP General and administrative	$5,301	$4,001	$19,073	$16,265
Less: Stock-based compensation expense	(2,471)	(1,048)	(6,512)	(4,875)
Less: Depreciation and amortization	(244)	(247)	(966)	(933)
Non-GAAP General and administrative	$2,586	$2,706	$11,595	$10,457

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$16,254	$13,756	$64,432	$49,965
Less: Stock-based compensation expense	(3,611)	(2,389)	(14,601)	(10,075)
Less: Depreciation and amortization	(297)	(286)	(1,145)	(1,095)
Non-GAAP Cost and expenses	$12,346	$11,081	$48,686	$38,795

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(15,416)	$(13,750)	$(63,660)	$(49,851)
Add: Stock-based compensation expense	3,611	2,389	14,601	10,075
Add: Depreciation and amortization	297	286	1,145	1,095
Non-GAAP Net loss	$(11,508)	$(11,075)	$(47,914)	$(38,681)